Exhibit No. 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-37897) and Form S-8 (Nos. 333-58625, 333-10733, 33-40282, 33-41294 and 333-97757 of ENSCO International Incorporated of our report dated January 25, 2001, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 27, 2003